Exhibit 99.3

East Coast Diversified Corporation
PRO-FORMA COMBINED FINANCIAL STATEMENTS
March 31, 2010
(Unaudited)

East Coast Diversified Corporation

CONTENTS

PAGE	1	PRO-FORMA COMBINED BALANCE SHEET AT MARCH 31, 2010 (Unaudited)

PAGE	2	PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2010 (Unaudited)

PAGE	3	SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

East Coast Diversified Corporation
Pro Forma Combined Balance Sheet
March 31, 2010
(Unaudited)

				Pro Forma Adjustments		March 31,
	Historical			Dr	Cr	2010
ASSETS	EarthSearch Communications International, Inc.	East Coast Diversified Corporation				Pro Forma

Current assets
Cash and cash equivalents	$2,685	$6				$2,691
Accounts receivable, net	2,423	-				2,423
Inventory	23,417	-				23,417
Prepaid expenses	5,000	-				5,000
Supplier advances	15,170	-				15,170
Total current assets	48,695	6				48,701

Other assets
Fixed assets, net	24,802	-				24,802
Intangibles, net	220,070	-				220,070
Escrow deposits	245,000	-				245,000
Security deposits	4,521	0				4,521
Total Other Assets	494,393	-				494,393

Total Assets	$543,088	$6				$543,094

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Liabilities
Current liabilities
Loans payable	$663,055	$-				$663,055
Loans payable - related party	888,155	-				888,155
Accounts payable and accrued expenses	638,261	53,000				691,261
Accrued payroll and related liabilities	993,540	-				993,540
Total current liabilities	3,183,011	53,000				3,236,011

Total liabilities	3,183,011	53,000				3,236,011

Stockholders' deficiency
Common Stock	1,533,009	47,661	3	1,433,002		47,661
			3	100,007
Additional paid-in capital	5,250,101	7,910,887	2	8,011,542		6,216,383
			3		1,433,002
			3	366,065
Accumulated deficit	(9,423,033)	(8,011,542)	2		8,011,542	(8,766,373)
		-	3		656,660
Total ECDC stockholders' deficiency	(2,639,923)	(52,994)				(2,502,329)

Noncontrolling interest			3	190,588		(190,588)

Total stockholders' deficiency	(2,639,923)	(52,994)				(2,692,917)

Total liabilities and stockholders' deficiency	$543,088	$6				$543,094

See Summary of Significant Notes and Assumptions to Pro Forma Financial Statements

East Coast Diversified Corporation
Proforma Combined Statement of Operations
For the Three Months Ended March 31, 2010
(Unaudited)

						Three Months
						Ended
				Pro Forma Adjustments		March 31,
	Historical			Dr	Cr	2010
	EarthSearch Communications International, Inc.	East Coast Diversified Corporation				Pro Forma

Revenues	$9,103	$-				$9,103

Cost of sales	8,837	-				8,837

Gross profit	266	-				266

Selling, general and administrative	479,439	-				479,439

Operating loss	(479,173)	-				(479,173)

Other income (expense)	(44,953)	(3,225,791)	1		3,225,791	(44,953)

Loss before taxes	(524,126)	(3,225,791)				(524,126)

Income taxes	-	-				-

Net loss	$(524,126)	$(3,225,791)				$(524,126)

See Summary of Significant Notes and Assumptions to Pro Forma Financial Statements

East Coast Diversified Corporation
SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL
STATEMENTS
(Unaudited)

(1)
The accompanying unaudited pro-forma financial information reflects the financial statements of East Coast Diversified Corporation ("ECDC") and EarthSearch Communications International, Inc. ("EarthSearch") regarding a planned acquisition of EarthSearch. The pro-forma adjustments to the balance sheet give effect to the acquisition as if it occurred on March 31, 2010 and the pro-forma statement of operations gives effect to the acquisition as if it occurred on January 1, 2010.  ECDC has a different end of quarter compared to EarthSearch therefore, for the purposes of this proforma, the January 31, 2010 financials for ECDC were used for the March 31, 2010 financials.  The differences are immaterial.  The acquisition is treated as a recapitalization of EarthSearch since ECDC became an inactive publicly-held corporation at the merger date and the stockholders of EarthSearch obtained a controlling interest in the voting common stock of ECDC and management control of ECDC as a result of the acquisition.  Accordingly, the assets and liabilities of ECDC are recorded at their historical cost on the books of EarthSearch with a balancing charge to additional paid-in capital.  In addition, the common stock issued to the EarthSearch stockholders is recorded at ECDC's par value with a balancing charge to additional paid-in capital.  Under recapitalization accounting, the historical results of operations are those of EarthSearch and the results of operations of ECDC are included only from the acquisition date.

(2)
Significant assumptions include (a) the stockholders of EarthSearch based on December 31, 2009 shares outstanding in EarthSearch, are issued 35,000,000 new ECDC common shares at a $.001 par value, (b) no operations of ECDC are included from the acquisition date since it is assumed that if EarthSearch obtained control of ECDC on January 1, 2010, the operations of ECDC would have ceased at that time.  In addition, no transactions that may have occurred subsequent to March 31, 2010 have been considered.

(3)	The following reflect the pro forma adjustments as of March 31, 2010.

The first adjustment is to reverse the income statement of ECDC.

Loss on conversion of debt	$3,225,551
Interest expense	$240

The second adjustment is to reverse the accumulated deficit of accounting acquiree, ECDC.

Additional paid-in capital	$8,011,542
Accumulated deficit		$8,011,542

The third adjustment is to reclassify equity for the effects of the recapitalization.

Common stock	$1,433,002
Additional paid-in capital		$1,433,002

The fourth adjustment is to record minority interest in EarthSearch.

Common stock	$100,007
Additional paid-in capital	$366,065
Minority interest	$190,588
Accumulated deficit		$656,660